UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

SPECIAL DIVERSIFIED OPPORTUNITIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22400	56-1581761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike, Suite 301, Wilmington, DE	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 824-7062

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 4, 2016, Standard Outdoor Southwest LLC (“Buyer”), a wholly owned subsidiary of Special Diversified Opportunities Inc. (the “Company”) and Metro Outdoor of Austin LLC (“Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, Buyer will acquire, at closing, assets consisting of five billboards located in several counties near Austin, Texas. In addition, Buyer will acquire the ground leases and advertising contracts relating to such billboards. The consideration for the acquired assets will $330,000, of which $290,000 is payable in cash and $40,000 is payable in shares of the Company’s common stock. Buyer has paid a deposit of $145,000, the substantial majority of which is refundable should closing not occur. The principal of Seller will become a consultant to the Company. The transaction is subject to customary representations and warranties and closing conditions, and is expected to close in the first quarter of 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

Date: November 9, 2016	By:	/s/ Kevin J. Bratton
Name: Kevin J. Bratton
Title: Chief Financial Officer